Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif. - (BUSINESS WIRE) – May 8, 2018 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a medical technology company developing a proprietary therapeutic tissue treatment based on its Nano-Pulse Stimulation platform, today reported recent corporate developments and financial results for the first quarter ended March 31, 2018.

Recent Developments

•	Expanded management team with key executive hires:
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Jeff Kmetz, 30-year pharmaceutical executive, joined as Chief Business Officer. Mr. Kmetz brings over 30 years of experience within the pharmaceutical industry specializing in oncology at companies including Pharmacyclics and Berlex/Bayer. Mr. Kmetz was instrumental in the launch of IMBRUVICA, Pharmacyclics non-Hodgkin lymphoma drug.

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William Knape, joined as Vice President, Clinical, Regulatory and Quality. Mr. Knape brings 25 years of clinical and regulatory affairs experience overseeing and managing worldwide clinical trials and regulatory strategy. Mr. Knape has led numerous successful regulatory filings with FDA, including 510(k)’s, PMA’s, and NDA’s.

•

Presented favorable data from Pulse Biosciences’ first application clinical study evaluating Nano-Pulse Stimulation (NPS) for the treatment of seborrheic keratosis (SK) at the 38th American Society for Laser Medicine and Surgery (ASLMS) Conference on Energy-Based Medicine & Science in Dallas, Texas. At the 106-day assessment mark, 82% of treated lesions were evaluated as clear or mostly clear by study investigators, 71% during blinded independent photographic review, and 78% of patients rated lesion outcomes as satisfied or mostly satisfied. No adverse events were reported during the study that included 472 NPS application cycles.

•

Awarded “Best of Session for Basic Science and Translational Research” by ASLMS for Pulse Biosciences’ clinical study presentation: “A dose-response study of a novel non-thermal method of selectively modifying cellular structure in skin with low energy nanosecond electrical stimulation.”

“We continue to make progress towards our goal of introducing our Nano-Pulse Stimulation technology into areas of unmet dermatological and oncological clinical needs across multiple applications,” said Darrin Uecker, Pulse Biosciences President and Chief Executive Officer. “Leveraging the strong safety profile established to date, favorable data from our recently completed SK study, input from clinical advisors, and a portfolio of potential targets including sebaceous hyperplasia, keloid scars, warts, actinic keratosis, and syringoma, we are now preparing to proceed with multiple studies in parallel commencing in Q2 2018 and beyond to demonstrate the utility of our technology.”

Financial Highlights

Cash, cash equivalents, and investments totaled $33.4 million at March 31, 2018, compared to $38.1 million at December 31, 2017. Cash use totaled $4.7 million for the first quarter of 2018 compared to cash use of $3.9 million for the fourth quarter of 2017. 2018 Cash use is currently anticipated to total $22 million.

Operating expenses for the quarter ended March 31, 2018, totaled $8.7 million, compared to $3.2 million for the quarter ended March 31, 2017. The operating expenses for the quarter ended March 31, 2018 included non-cash stock-based compensation of $3.4 million, compared to non-cash stock-based compensation of $0.3 million for the quarter ended March 31, 2017.

Conference Call Details

Pulse Biosciences will host an investor call on May 8, 2018, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 4796365. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a clinical stage electroceutical, an electrical energy based therapeutic, company pursuing commercial applications of its proprietary Nano-Pulse Stimulation (NPS) technology. NPS is a non-thermal, precise, focal, drug-free tissue treatment technology utilizing nanosecond (billionth of a second) range pulsed electric fields that directly affect the cell membrane and intracellular structures and initiates programmed cell death in treated cells. The unique ability of NPS to initiate cell death has the potential to significantly benefit patients in a wide variety of medical applications including applications in immuno-oncology and dermatology, and other potential applications we may pursue in the future. The initiation of programmed cell death by NPS results in a minimal inflammatory response, which improves healing outcomes and supports the replacement of treated tissue cells with healthy tissue cells. In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD), which exposes the unique antigens of the treated cells to the immune system and enrolls immune system cells, such as cytotoxic T-cells to mount an adaptive immune response. Pulse Biosciences is investigating a variety of applications for its technology that exploits the technology’s unique biologic effect, including immuno-oncology and dermatology. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance, anticipated cash use and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Relations:
Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

Gitanjali Jain Ogawa

Solebury Trout

gogawa@troutgroup.com

(646) 378-2949

or

Media:
Sam Brown, Inc.
Christy Curran

christycurran@sambrown.com

(615) 414-8668

PULSE BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2018	2017
ASSETS
Current assets:
Cash and investments	$33,375	$38,069
Prepaid expenses and other current assets	368	412
Total current assets	33,743	38,481
Leasehold improvements and equipment, net of
Accumulated depreciation	2,451	2,570
Intangible assets, net of accumulated amortization	5,712	5,878
Goodwill	2,791	2,791
Other assets	101	101
Total assets	$44,798	$49,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$944	$782
Accrued expenses	846	1,034
Deferred rent, current	401	397
Total current liabilities	2,191	2,213
Long term liabilities:
Deferred rent	1,512	1,613
Total liabilities	3,703	3,826
Stockholders’ equity:
Common stock	87,939	84,219
Accumulated other comprehensive loss	(3)	(51)
Accumulated deficit	(46,841)	(38,173)
Total stockholders’ equity	41,095	45,995
Total liabilities and stockholders’ equity	$44,798	$49,821

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	March 31,	March 31,
(in thousands, except per share amounts)	2018	2017
Revenue	$—	$—
Operating expenses:
General and administrative	5,383	1,344
Research and development	3,175	1,727
Amortization of intangible assets	166	166
Total operating expenses	8,724	3,237
Other income:
Interest income	56	39
Total other income	56	39
Net loss	$(8,668)	$(3,198)
Net loss per share:
Basic and diluted net loss per share	$(0.51)	$(0.23)
Weighted average shares used to compute net loss per common share — basic and diluted	16,842	13,803